SCHEDULE I

Transactions in the Securities of the Issuer Since Amendment No. 1

Name	Date	Price per Common Share[1]	Number of Common Shares Purchased/(Sold)
Valence	7/2/2026	$0.1707[2]	(475,700)
Valence	7/6/2026	$0.1910[3]	(90,050)
Valence	7/7/2026	$0.1839[4]	(420,200)
Valence	7/8/2026	$0.1701[5]	(500,000)
Valence	7/9/2026	$0.1732[6]	(245,300)
Valence	7/10/2026	$0.1669[7]	(379,100)
Valence	7/13/2026	$0.1516[8]	(815,500)
Valence	7/14/2026	$0.1302[9]	(485,515)
Valence	7/15/2026	$0.1502[10]	(471,200)
Cogence	7/16/2026	$0.1553[11]	(31,400)
Valence	7/16/2026	$0.1632[12]	(238,000)
Cogence	7/17/2026	$0.1685[13]	(25,700)
Valence	7/17/2026	$0.1696[14]	(199,122)

1 Price per Common Share does not include any brokerage commissions or service charges. Where weighted average price is used for the reported transactions, the Reporting Persons undertake to provide upon request by the SEC, full information regarding the number of Common Shares purchased or sold at each separate price.

2 A weighted average price based on prices ranging from $0.1644 to $0.1772.

3 A weighted average price based on prices ranging from $0.1878 to $0.1940.

4 A weighted average price based on prices ranging from $0.1762 to $0.1998.

5 A weighted average price based on prices ranging from $0.1664 to $0.1765.

6 A weighted average price based on prices ranging from $0.1691 to $0.1796.

7 A weighted average price based on prices ranging from $0.1603 to $0.1753.

8 A weighted average price based on prices ranging from $0.1408 to $0.1697.

9 A weighted average price based on prices ranging from $0.1200 to $0.1440.

10 A weighted average price based on prices ranging from $0.1282 to $0.1704.

11 A weighted average price based on prices ranging from $0.1461 to $0.1705.

12 A weighted average price based on prices ranging from $0.1504 to $0.1707.

13 A weighted average price based on prices ranging from $0.1605 to $0.1748.

14 A weighted average price based on prices ranging from $0.1605 to $0.1750.

Cogence	7/20/2026	$0.1577[15]	(24,800)
Valence	7/20/2026	$0.1496[16]	(237,700)
Cogence	7/21/2026	$0.1477[17]	(16,600)
Valence	7/21/2026	$0.1500[18]	(127,800)
Cogence	7/22/2026	$0.1388[19]	(39,600)
Valence	7/22/2026	$0.1356[20]	(600,878)
Cogence	7/23/2026	$0.1402[21]	(19,300)
DESIM	7/23/2026	$0.1399[22]	(97,046)
Valence	7/23/2026	$0.1397[23]	(245,372)
Cogence	7/24/2026	$0.1371[24]	(15,100)
DESIM	7/24/2026	$0.1355[25]	(31,778)
Valence	7/24/2026	$0.1351[26]	(188,400)

15 A weighted average price based on prices ranging from $0.1390 to $0.1691.

16 A weighted average price based on prices ranging from $0.1389 to $0.1689.

17 A weighted average price based on prices ranging from $0.1434 to $0.1547.

18 A weighted average price based on prices ranging from $0.1435 to $0.1549.

19 A weighted average price based on prices ranging from $0.1300 to $0.1523.

20 A weighted average price based on prices ranging from $0.1300 to $0.1531.

21 A weighted average price based on prices ranging from $0.1364 to $0.1425.

22 A weighted average price based on prices ranging from $0.1365 to $0.1425.

23 A weighted average price based on prices ranging from $0.1363 to $0.1425.

24 A weighted average price based on prices ranging from $0.1329 to $0.1425.

25 A weighted average price based on prices ranging from $0.1331 to $0.1400.

26 A weighted average price based on prices ranging from $0.1327 to $0.1423.